UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________

Date of Report (Date of earliest event reported):

February 6, 2014

__________

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-191683	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5000 Legacy Drive, Suite 350

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 692-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of BG Staffing, Inc. (the “Company”) granted nonqualified and incentive stock options to purchase the Company’s common stock to certain of the Company’s directors and officers pursuant to the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”).

The Committee granted nonqualified stock options to the following directors and officers of the Company: L. Allen Baker, Jr. (170,271 options with a $6.25 exercise price per share and 17,402 options with a $12.50 exercise price per share), Adam C. Tibbets (25,655 options with a $6.25 exercise price per share and 3,640 options with a $12.50 exercise price per share), Douglas E. Hailey (11,498 options with a $6.25 exercise price per share) and Richard L. Baum, Jr. (5,897 options with a $6.25 exercise price per share). The nonqualified stock options will expire on February 6, 2024, vested in full on the date of grant, and are subject to the terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement (Vested) between the Company and each optionee, the form of which is attached hereto as Exhibit 10.1.

The Committee also granted incentive stock options, each with a $6.25 exercise price per share, to the following officers as follows: L. Allen Baker, Jr. (80,000 options), Michael A. Rutledge (50,000 options), Adam C. Tibbets (16,000 options), Holly Chapman-Veazey (16,000 options), Beth A. Garvey (25,000 options), Aaron Jamie Gile (25,000 options), Michael L. Miller (25,000 options) and Thomas J. Leonard (25,000 options). The incentive stock options expire on February 6, 2024, one-fifth of the incentive stock option granted to each optionee vested on February 6, 2014 and the remainder of the incentive stock options will vest in four equal annual increments beginning on February 6, 2015, each incentive stock option will be subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each incentive stock option will be further subject to the other terms and conditions set forth in the 2013 Plan and in the Incentive Stock Option Agreement between the Company and each optionee, the form of which is attached hereto as Exhibit 10.2.

The Committee also granted an additional 70,000 nonqualified stock options with an exercise price of $6.25 per share to L. Allen Baker, Jr. Each option will expire on February 6, 2024, one-fifth of the options vested on February 6, 2014 and the remainder of the options will vest in four equal annual increments beginning on February 6, 2015, each option is subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each option is further subject to the terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement between the Company and the optionee, the form of which is attached hereto as Exhibit 10.3.

The above description of Exhibits 10.1 through 10.3 is not complete and is qualified in its entirety by reference to such exhibits.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 6, 2014, the stockholders of the Company, acting by written consent without a meeting, approved the 2013 Plan. Common stockholders holding an aggregate of 3,366,891 shares of the Company’s common stock (out of 5,598,847 total outstanding shares of common stock) consented to the approval of the 2013 Plan.

A description of the 2013 Plan is contained in the section entitled “Executive Compensation” of the Company’s Prospectus, filed January 22, 2014, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Nonqualified Stock Option Agreement (Vested Options)
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Nonqualified Stock Option Agreement

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: February 12, 2014	/s/ Michael A. Rutledge
Michael A. Rutledge
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Nonqualified Stock Option Agreement (Vested Options)
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Nonqualified Stock Option Agreement